United States Securities and Exchange Commission

Washington, D.C. 20549

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FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934 Date of Report: January 15, 2010

Commission File No. 0-8117

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CHURCH LOANS & INVESTMENTS TRUST	®

(Exact name of registrant as specified in its charter)

Texas	75-6030254
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

5305 W Interstate 40, Amarillo, Texas	79106-4759
(Address of principal executive office)	(Zip Code)

(806) 358-3666
(Issuer’s telephone number including area code)

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Item 1.01 Entry into a Material Definitive Agreement..

On or about January 12, 2010, Church Loans & Investments Trust (“the Trust”) entered into a new Loan Agreement with Amarillo National Bank (“the Bank”). The new Loan Agreement is effective as of January 1, 2010 and provides the terms and conditions of the Trust’s new credit facility with the Bank.

Pursuant to the terms of the Agreement, the Trust’s credit facility is increased from $49,000,000 to $60,000,000. Furthermore, the Agreement provides that the Trust’s net worth requirement is increased from $18,000,000 to $24,000,000 as compared to the precious agreement and the total indebtedness of the Trust may not at any time exceed a sum equal to 3.2 times the total net worth of the Trust as compared to 2.5 times total net worth under the previous agreement.

Other terms of the Loan Agreement do not differ materially from the previous agreement.

A copy of the Agreement is attached hereto as an Exhibit.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.

Description

(10)

Loan Agreement dated January 1, 2010 entered into by and between Church Loans & Investments Trust and Amarillo National Bank.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHURCH LOANS & INVESTMENTS TRUST

Date: January 15, 2010	By:	/s/ Jason Hall, President